Exhibit 99.1

                               PRESS RELEASE

CONTACTS:
Peter Schwartz
Artemis International Solutions Corporation
212.884.6432
pete.schwartz@us.artemisintl.com



                ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
                    ANNOUNCES RESULTS OF SPECIAL MEETING

NEW YORK-- (BUSINESS WIRE)--November 20, 2001-- Artemis International Solutions Corporation (formerly known as Opus360 Corporation)
(OTCBB:OPUS), a leading provider of Web-based, enterprise-wide project and resource collaboration solutions, held a special meeting of its stockholders on November 20, 2001. At the meeting, the stockholders approved amendments to the amended and restated certificate of incorporation increasing the number of authorized shares of common stock of the Company from 150,000,000 to 500,000,000 and changing the Company's name to Artemis International Solutions Corporation from Opus360 Corporation.

The second closing contemplated by the share exchange agreement entered into on April 11, 2001 by Proha Plc and the Company, which required stockholder approval of the increase in authorized common stock of the Company, was also consummated on November 20, 2001. At the second closing, Proha received approximately 125.5 million shares of common stock of the Company in return for completing the transfer of the historical Artemis businesses and for a 19.9% interest in certain Proha subsidiaries. Proha now owns approximately 80% of the outstanding common stock of the Company.



About Artemis International Solutions Corporation
Artemis International Solutions Corporation is the most experienced project and resource collaboration software company in the world. The company's 25 years of success are built on its proven ability to execute customer-driven applications for all levels of the enterprise - from the executive to the knowledge worker. Only Artemis offers the complete Business Management Architecture(TM), comprised of scalable client/server and Web-based applications and consulting services. Artemis' package of enterprise software includes strategic portfolio management and project and resource management applications. Artemis provides mission-critical solutions to Global 2000 companies worldwide. Recently named one of Knowledge Management World's "Top 100 Companies That Matter," Artemis operates through its international network of 41 offices in 27 countries. The Artemis family of companies recently combined with Opus360 Corporation. The common stock of the resulting company trades under the symbol "OPUS" on the OTCBB. For more information, visit the Artemis Web site at www.artemisintl.com.

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Forward Looking Statements "Safe Harbor" Statement under the Private
Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the effect of completing the combination of Opus360 with the Artemis businesses, the ability of Opus360 and Artemis to successfully integrate their businesses, the combined company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. These forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements are detailed in the documents filed by Opus360 with the Securities and Exchange Commission including but not limited to those contained under the Risk Factors section of the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on November 6, 2001. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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